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                                ARTICLES OF AMENDMENT
                                        TO THE
                              ARTICLES OF INCORPORATION
                                          OF
                       GREAT AMERICAN RESERVE INSURANCE COMPANY


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act and Article 3.05 of the Insurance Code of Texas, Great American Reserve Insurance Company (herein after referred to as the "Company") adopts the following Articles of Amendment to its Articles of Incorporation:

                                     ARTICLE ONE

     The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the Company pursuant to a Written Consent dated June 3, 1998:

RESOLVED, that Article One of the Articles of Incorporation of the Company be amended to read as follows:

                                     "ARTICLE ONE

          The name of the corporation shall be Conseco Variable
Insurance Company."

                                     ARTICLE TWO

     The total number of shares of the Company outstanding at the time of such adoption was one million forty-three thousand five hundred sixty-five (1,043,565) and the number of shares entitled to vote thereon was one million forty-three thousand five hundred sixty-five (1,043,565).

                                    ARTICLE THREE

     The holder of all of the one million forty-three thousand five hundred sixty-five (1,043,565) shares outstanding and entitled to


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 vote on said amendment has signed a consent in writing voting for said amendment.  No votes were cast against said amendment.

     IN WITNESS WHEREOF, the undersigned officer executes these Articles of Amendment to the Articles of Incorporation of Great American Reserve Insurance Company, this 15th day of June 1998.

                              GREAT AMERICAN RESERVE INSURANCE
                              COMPANY



                              /s/ Thomas J. Kilian
                              ------------------------------
                              Thomas J. Kilian, President

Attest:


 /s/Michael A. Colliflower
-------------------------------------------------------
Michael A. Colliflower, Assistant
 Secretary



STATE OF INDIANA         )
                         )
COUNTY OF HAMILTON       )

     Before me, a Notary Public in and for said County and State personally appeared Thomas J. Kilian, President, and Michael A. Colliflower, Assistant Secretary, of Great American Reserve Insurance Company who acknowledge the execution of the foregoing instrument, and who, having been duly sworn, stated that any representations contained therein are true.

     Witness my hand and Notarial Seal this 15th day of June, 1998.


                               /s/ Holley Jeannette Schwab
                              ------------------------------------
                              HOLLEY JEANNETTE SCHWAB,Notary Public
[Notarial Seal]               Residing in MORTON County, IN
                              Commission Expires 6/22/99